SCHEDULE 14C INFORMATION

     INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

Check the appropriate box:
(x) Preliminary Information Statement
( ) Confidential, for the Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
( ) Definitive Information Statement

                           ELECTRIC M & R INC.
              (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):
( )    $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

( )     Fee computed on table below per Exchange Act Rules 14c-5(g) and
        0-11.

        (1)  Title of each class of securities to which transaction applies:
             ______________________________________________________________

        (2)  Aggregate number of securities to which transaction applies:
             ______________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             ______________________________________________________________

        (4)  Proposed maximum aggregate value of transaction:
             ______________________________________________________________

        (5)  Total fee paid:
             ______________________________________________________________

(X)     Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount previously paid:
             ______________________________________________________________

        (2)  Form, schedule or registration statement no.:
             ______________________________________________________________

        (3)  Filing party:
             ______________________________________________________________

        (4)  Date filed:
             ______________________________________________________________

                          ELECTRIC M & R INC.
                      2025 Milford Drive, Bethel Park
                   Allegheny County, Pennsylvania  15102

                          _______________________


                           INFORMATION STATEMENT
                          Pursuant to Section 14
                  of the Securities Exchange Act of 1934
              and Regulation 14C and Schedule 14C thereunder


                          _______________________


                 THE COMPANY IS NOT ASKING FOR PROXIES AND
              STOCKHOLDERS ARE REQUESTED NOT TO SEND PROXIES.

                               INTRODUCTION

          This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and transmitted on or about December __, 1996 to the holders of record of shares of common stock of Electric M & R Inc., a Delaware corporation (the "Company"), as of
     December__,   1996.

          This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with an amendment to the Certificate of Incorporation of the Company which is being submitted to stockholders for approval by non-unanimous written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law, as amended (the "Delaware Law"). As described more fully in this Information Statement, the purpose of the amendment to the Certificate of Incorporation of the Company is to accomplish a 50,000-for-1 reverse stock split which is expected to have the effect of "going-private."

          As of the date of this Information Statement there were 734,791 shares of the Company's common stock, (including the shares of the Company's common stock held in the name "Calculator-Computer Leasing Corporation" the predecessor corporation to Electric M & R Inc., giving effect to the 10-to-one reverse stock split effected in 1980 pursuant to which 10 shares of stock in the name "Calculator-Computer Leasing Corporation" is equivalent to one share of stock in the name Electric M & R Inc.) par value $1.00 per share (the "Common Stock"), outstanding, each share of which is entitled to one vote, and no outstanding warrants and options to purchase shares of Common Stock. As of that date, Gretchen Oswald, a director of the Company and its President, held 396,952 shares of Common Stock. There are no outstanding warrants or options to purchase shares of Common Stock outstanding as of that date.

          THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY
     REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             TABLE OF CONTENTS

 Section                                                             Page

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Effect on Current Record Holders of Less than 50,000 Shares . . . .
     Effect on Current Record Holder of More than 50,000 Shares. . . . .

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .

DESCRIPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION
     TO BE APPROVED. . . . . . . . . . . . . . . . . . . . . . . . . . .

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . .

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . .

BUSINESS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . .
     Certain Historical and Pro Forma Information. . . . . . . . . . . .

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Purpose of the Transaction. . . . . . . . . . . . . . . . . . . . .
     Recommendation of the Board of Directors; Fairness of the
     Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Certain Effects of the  Transaction . . . . . . . . . . . . . . . .
          Market for Common Stock; Exchange Act Registration . . . . . .
          Accretion in Ownership and Control of Certain Stockholders . .
          Financial Effects. . . . . . . . . . . . . . . . . . . . . . .

REVERSE STOCK SPLIT INFORMATION. . . . . . . . . . . . . . . . . . . . .
     Effecting the Transaction . . . . . . . . . . . . . . . . . . . . .
     Effective Date of the Transaction . . . . . . . . . . . . . . . . .
     Financing the Transaction . . . . . . . . . . . . . . . . . . . . .
     Appraisal and Other Rights. . . . . . . . . . . . . . . . . . . . .
     Conduct of the Company's Business After the Transaction . . . . . .
     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Disposition of Unclaimed Cash Payments. . . . . . . . . . . . . . .
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . .

PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME . . . . . . . . .

PRINCIPAL HOLDERS OF VOTING SECURITIES . . . . . . . . . . . . . . . . .

EXHIBIT A Form of Amendment to Company s Certificate of Incorporation . EXHIBIT B Report on Form 10-KSB/A for Year ended December 31, 1995 . . EXHIBIT C Report on Form 10-QSB/A for Quarter ended September 30, 1996.

                                 SUMMARY

     As of the date of this Information Statement, the Company has approximately 4,227 holders of record of its issued and outstanding Common Stock. The Common Stock is currently registered under the Exchange Act and is traded over the counter. Such registration is expected to be terminated by the Company since the Common Stock will be held by less than 300 holders of record. (See "SPECIAL FACTORS -- Certain Effects of the Transaction.")

     The Board of Directors has determined to (i) effect a 50,000-for-1 reverse stock split of the presently issued and outstanding shares of Common Stock, (ii) make a cash payment of $0.25 per share in lieu of the issuance of fractional shares which result from the reverse stock split (or, in the event the stockholder holds stock in the name "Calculator-Computer Leasing Corporation," the predecessor corporation to Electric M & R Inc., make a cash payment of $0.025 per share, to give effect to the 10-to-one reverse stock split effected in 1980 pursuant to which 10 shares of stock in the name "Calculator-Computer Leasing Corporation" are equivalent to one share of stock in the name Electric M & R Inc.) (the "Fractional Share Price"), and (iii) terminate its registration under the Exchange Act. As a result of the reverse stock split, 50,000 old shares of Common Stock (the " Old Common Stock") will be exchanged for one new share of common stock (the "New Common Stock"), and fractional shares will receive $0.25 per share (or $0.025 per share as previously noted) in lieu of shares of New Common Stock. (See "SPECIAL FACTORS -- Certain Effects of the Transaction.") The reverse stock split will be accomplished through an amendment to the Company's Certificate of Incorporation and will be effective, as described more fully herein, when filed with the Secretary of State of the State of Delaware (the"Effective Date").

     The Company elected to use a reverse stock split on the advice of counsel. Reverse stock splits are commonly used to effectuate "going private" transactions. The Company had considered pursuing a "going private" transaction for many years and elected to pursue the transaction at this time due to the increasing burdens of compliance with the rules of the Securities and Exchange Commission and the virtual absence of a public market of the Company's stock. No alternatives were considered to accomplish the stated purposes of the Transaction.

Effect on Current Record Holders of Less than 50,000 Shares

     The current record holders of Common Stock that own less than 50,000 shares of Old Common Stock (who collectively own less than 46% of the outstanding shares of Old Common Stock) will (i) receive the nontransferable right to receive the Fractional Share Price for each share of Old Common Stock, (ii) not receive any shares of New Common Stock,
(iii) no longer have any equity interest in the Company and (iv) not participate in any future earnings of the Company or any increases in the value of the Company's assets or operations after the Transaction. (See "REVERSE STOCK SPLIT INFORMATION -- Effecting the Transaction.")

Effect on Current Record Holders of More than 50,000 Shares

     After and as a result of the Transaction, the number of record holders of Common Stock will decrease from approximately 4,227 to one. Ms. Gretchen Oswald, the sole record holder of Common Stock that owns 50,000 or more shares of Old Common Stock (who individually owns more than 54% of the currently outstanding shares) will (i) receive one share of New Common Stock for every 50,000 shares of Old Common Stock held by her, (ii) receive the nontransferable right to receive the Fractional Share Price for each share of Old Common Stock which is less than a multiple of 50,000, and
(iii) continue to have an equity interest in the Company and participate in any future earnings of the Company or any increases in the value of the Company's assets or operations after the Transaction. (See "REVERSE STOCK SPLIT INFORMATION -- Effecting the Transaction.")

                          ADDITIONAL  INFORMATION

     As a result of the Transaction, the percent of Common Stock owned or controlled by Ms. Oswald will change from 54% to 100%. (See"PRINCIPAL HOLDERS OF VOTING SECURITIES.")

     The Board of Directors and Ms. Oswald believe the Fractional Share Price is fair to the Company"s stockholders based on the recommendation of the sole independent director of the Board of Directors who determined that the Fractional Share price is fair after taking into consideration: (i) current and historical market prices for the Common Stock and the de minimis or infrequent trading of the shares over the last 10 years;
(ii) operational losses and costs of meeting reporting obligations: (iii) the valuation report and fairness opinion rendered by Smith Dougherty Inc. (collectively, the "Smith Opinion") (iv) the lack of any offers made by unaffiliated persons within the past 18 months (See "SPECIAL FACTORS -- Recommendation of the Board of Directors; Fairness of the Transaction.")

     As a result of the Transaction, the Company will eliminate the cost and expense to the Company of Exchange Act reporting, which is approximately $25,000 on an annual basis. The Company continues to incur such expenses even though there is not now, and for over 10 years there has not been, other than generally de minimis and sporadic, trading in shares of Common Stock. (See"SPECIAL FACTORS--Purpose of the Transaction.")

     Under the Delaware Law and the Company's Certificate of Incorporation, stockholders of the Company will not be entitled to appraisal rights for dissenting stockholders if the Transaction is approved. Stockholders, however, will be entitled to any rights and remedies available to stockholders under Delaware law relating to the fiduciary duties of the Board of Directors of the Company. (See "REVERSE STOCK SPLIT INFORMATION --Appraisal and Other Rights.")

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the date of this Information Statement and assuming the completion of the reverse stock split.

                                    Beneficial Ownership
                                                             Assuming
                              As  of  September 30, 1996   Completion of
                                                        Reverse Stock Split

                              Number of  Percent of   Number of  Percent of
Stockholder Categories        Shares(2)  Class (1)     Shares    Class (1)

 All directors and officers     396,952     54.02%        7           100%
  as a group (5 persons)

Stockholders of record who      396,952     54.02%        7           100%
  hold 50,000 or more shares
  of Common Stock (1 person)

Stockholders of record who      337,839     45.98%        0             0%
  hold less than 50,000 shares
  of Common Stock (approximately
  4,226 persons)
_____________
(1) This table has been prepared in accordance with Rule 13d-3 of the Exchange Act. There are no outstanding warrants or options to purchase shares of Common Stock.

(2) Includes shares of common stock held in the name "Calculator-Computer Leasing Corporation." the predecessor corporation to Electric M & R Inc., giving effect to the 10-to-one reverse stock split effected in 1980 pursuant to which 10 shares of stock in the name "Calculator-Computer Leasing Corporation" is equivalent to one share of stock in the name Electric M & R Inc.

DESCRIPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO BE APPROVED

     The Certificate of Incorporation is proposed to be amended to reduce the number of authorized shares of Common Stock from 2,000,000 shares to 40 shares and increase the par value of Common Stock from $1.00 per share to $50,000.00 per share, effect a 50,000-for-1 reverse stock split of the presently issued and outstanding shares of Common Stock, and make a cash payment of $0.25 per share for the presently issued and outstanding shares of Common Stock (or, in the event the stockholder holds stock in the name "Calculator-Computer Leasing Corporation," the predecessor corporation to Electric M & R Inc., make a cash payment of $0.025 per share, to give effect to the 10-to-one reverse stock split effected in 1980 pursuant to which 10 shares of stock in the name "Calculator-Computer Leasing Corporation" is equivalent to one share of stock in the name Electric M & R Inc.) in lieu of the issuance of fractional shares which result from the reverse stock split, as more fully described herein (the "Transaction"). A copy of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

     The proposed amendment to the Certificate of Incorporation of the Company has been unanimously approved by the Board of Directors of the Company. Consent of the holders of a majority of the issued and outstanding Common Stock is required to approve the amendment under the Delaware Law. It is anticipated that Ms. Oswald, as the holder of over 54% of the issued and outstanding Common Stock, will adopt the resolution by written consent without a meeting, approving this amendment upon the expiration of the twenty (20) day waiting period prescribed by Section 14 of the Exchange Act and Regulation 14C thereunder. (See "PRINCIPAL HOLDERS OF VOTING SECURITIES.") However, if Ms. Oswald does not consent to the amendment, then such amendment will not become effective.

     This Information Statement also serves as notice to stockholders of an action taken by less than unanimous written consent as required by Section 228 of the Delaware Law.

                           AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, and other information with the Commission. This Information Statement includes information required to be disclosed by the SEC pursuant to Rule 13e-3 under the Exchange Act, which governs, among other things, transactions by certain issuers or their affiliates which have a reasonable likelihood or a purpose of, among other things, causing any class of equity securities of an issuer which is subject to Section 12(g) or Section 15(d) of the Exchange Act to be held of record by fewer than 300 persons. The Company has also filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the Commission relating to the transaction being proposed in this Information Statement.

     All such reports, schedules and other information contain detailed financial and other information relating to the Company and may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Commission at prescribed rates. Written requests for such material should be addressed to the Pubic Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Information Statement incorporates by reference the following documents which are not presetnted herein or delivered herewith. Such documents are available, without charge, to any person, including any beneficial owner, to whom this Information Statement is delivered, on written or oral request. Documents may be requested from the Company at Electric M&R Inc., 2025 Milford Drive, Bethel Park, PA 15102 (Telephone: (412) 831-6101), Attention: Ray Croushore.

     The following documents filed with the Commission by the Company are incorporated by reference in this Information Statement:

     1. The Company s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; and

     2. The Company s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996.

     3.  The Company s Amendment No. 1 to its Quarterly Report on
             Form 10-QSB/A for the fiscal quarter ended March 31, 1996.

     4. The Company s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996.

     5.  The Company s Amendment No. 1 to its Quarterly Report on
             Form 10-QSB/A for the fiscal quarter ended June 30, 1996.

     6. The Company s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996.

     In addition, the following documents are incorporated by reference in this Information Statement and are attached hereto as an exhibit or accompany this Information Statement:

     1. The Company s Amendment No. 1 to its Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1995; and

     2. The Company s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the fiscal quarter ended September 30, 1996.

                          BUSINESS OF THE COMPANY

     The Company was incorporated in Delaware in June 1968. It principally manufactures and sells electrical lighting fixtures and electric motors and related services.

     The principal markets for electrical lighting fixtures are firms engaged in the installation of electrical fixtures in construction projects and firms installing new or replacement electrical fixtures in their own facilities. The principal market for electric motors and related services is industry in the Western Pennsylvania area.

     The Company also owns real estate in Luquillo, Puerto Rico which it has held as investment property and is currently trying to sell.

     The sale of the Company's products is conducted by direct retail sales to manufacturers or sales to distributors. Real estate sales are conducted by agents of the Company.

     There have been no significant changes in the kinds of products or services rendered or in markets or methods of distributions since the beginning of the Company's fiscal year.

     The sources and availability of raw material essential to the Company's business are not significant factors; however, the profitability of the Company's manufacture, remanufacture, repair and sale of coils, lighting products, transformers, electric motors and similar equipment is affected by the price of materials.

     Patents, licenses, franchises and concessions are not significant factors to the Company's business. Also, none of the Company's segments are significantly seasonal.

     There are three significant customers of the Company's Electrical Lighting Products Division and one significant customer of the Company's Electrical Motor Repair Division. These customers accounted for approximately 90% and 10% of the net revenue of each respective division and 58% of the Company's total net sales. All significant customers are independent of the Company.

Certain Historical and Pro Forma Information

     Historical and pro forma information for the Company for the Year ended December 31, 1995 and the Quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 are included in the Company's reports on Forms 10-KSB/A, 10-QSB/A and 10-QSB filed with the Securities and Exchange Commission which accompany this Information Statement and are incorporated herein by reference.

                              SPECIAL FACTORS

 Purpose of the Transaction

     The purpose of the Transaction is to terminate the equity interests in the Company by the approximately 4,226 record holders of Common Stock that own fewer than 50,000 shares of Common Stock, at a price determined to be fair by both the sole independent director on the Board of Directors and the entire Board of Directors, and to permit the Company to deregister the Common Stock under the Exchange Act in order to eliminate the cost and expense to the Company of Exchange Act reporting. Of the present 4,227 record holders of Common Stock, only one owns more than 50,000 shares of Common Stock (representing approximately 54% of the issued and outstanding shares of Common Stock) and approximately 4,226 own fewer than 50,000 shares of Common Stock (representing approximately 46% of the issued and outstanding shares of Common Stock).

     Stockholders owning fewer than 50,000 shares of Common Stock will no longer have any equity interest in the Company and will not participate in any future earnings of the Company or any increases in the value of the Company's assets or operations. Further, the sole stockholder that will continue to have an equity interest in the Company after the Transaction
will own a security the liquidity of which will be restricted.   The
Fractional Share Price offered by the Company for fractional share interests was not determined in arms length negotiations or on the basis of over the counter trading of the Common Stock and therefore does not necessarily reflect an actual market value of the Common Stock. (See "SPECIAL FACTORS -- Recommendation of the Board of Directors; Fairness of the Transaction.")

     The Transaction is structured to be a "going private" transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to, and, if completed, will likely terminate the Company's reporting requirements under Section 12(g) of the Exchange Act. In connection with the Transaction, the Company has filed with the Securities and Exchange Commission a Schedule 13E-3 pursuant to Rule 13e-3 under the Exchange Act.

     The Transaction will (i) cause the Company to redeem shares held by approximately 4,227 holders of record of Common Stock, (ii) not eliminate the sole record holder who holds more than 50,000 shares of Common Stock,
(iii) reduce the number of shares, on a pro-rata basis, held by the holder of record who holds more than 50,000 shares of Common Stock, and (iv) change the percentage of Common Stock held by all remaining stockholders by 100%.

     The Company elected to use a reverse stock split on the advice of counsel. Reverse stock splits are commonly used to effectuate "going private" transactions. The Company had considered pursuing a "going private" transaction for many years and elected to pursue the transaction at this time due to the burdens of compliance with the rules of the Securities and Exchange Commission, including an estimated annual cost of $25,000 incurred by the Company in complying with the Exchange Act reporting requirements, and the virtual absence of a public market of the Company's stock. No alternatives were considered to accomplish the purposes stated herein for the Transaction.

 Recommendation of the Board of Directors; Fairness of the Transaction

     The Board of Directors considered the Transaction at a Special Meeting of the Board of Directors held on May 3, 1996. In addition to all of the Directors, also present at the meeting by invitation of the Board were Thomas A. Dougherty, J.D., C.P.A., of Smith Dougherty Inc. and David G Edwards, Esquire of Doepken Keevican & Weiss Professional Corporation. Initially, the Board noted that four of the five directors serve as, or are related to, officers of the Company. Accordingly, the Board adopted a resolution delegating responsibility for all decisions relating to the Transaction to the sole independent director, Mr. Richard MacQuown, and agreeing to abide by his ultimate recommendation, whether his decision was in favor of or against effecting a going private transaction for the Company.

     Mr. MacQuown determined that the Fractional Share Price, and the Transaction are fair to the Company's stockholders who will be receiving the Fractional Share Price and whose equity interest in the Company will be terminated as a result of the Transaction. In reaching his conclusion, Mr. MacQuown took into account the factors discussed below. Based solely on Mr. MacQuown's determination and without consideration of the merits of the same, the Board adopted a resolution recommending that the stockholders adopt the amendment to the Company's Certificate of Incorporation effecting the reverse stock split.

    Based upon the recommendation of Mr. MacQuown, the Board of Directors, and Ms. Oswald believe the Transaction to be fair to unaffiliated shareholders even though it was not conditioned upon the approval of a majority of the unaffiliated shareholders. The Board of Directors adopted a resolution delegating responsibility for all decisions relating to the Transaction to the sole independent director Mr. MacQuown, and agreed to abide by his ultimate recommendation, whether his decision was in favor of or against effecting a going private transaction for the Company.

     Current and Historical Market Prices/Level of Trading

     Mr. MacQuown considered the historical and recent market prices of the stock (see "PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME"). Mr. MacQuown recognized that there is not now, and for over 10 years there has not been, other than de minimis or infrequent trading in the Common Stock. Mr. MacQuown further believes that, given the historical trading volume and the lack of interest in the stock on the buy side, the price of the stock would likely decline below $0.25 if a significant number of shares were offered for sale. Mr. MacQuown's belief is based on the limited demand for the stock in recent years and the customary effect that additional supply has on a stock's market price, the price being determined by the relationship of supply and demand.

     Additionally, upon inquiry from Mr. MacQuown about the viewpoints of Carr Securities, the market maker for the Company's stock. Mr. Dougherty reported that Mr. John Sanford of Carr Securities, believed the value of the Company's stock to be de minimis or of zero value and thought it would be optimistic to think the stock worth anything.

     Mr. MacQuown gave limited weight to this factor in his evaluation of fairness since he attributed greater weight to the fairness opinion of Smith. This factor supports the determination that the Fractional Share Price and the Transaction are fair to the stockholders.

     Operational Losses and Costs of Meeting Reporting Obligations

     Mr. MacQuown considered the Company's history of operational losses and the estimated $25,000 annual costs of continuing to meet the reporting requirements for a public company. In addition, Mr. MacQuown noted that the Company does not expect significant improvements in its operations which would justify continuing operations as a public company. Mr. MacQuown considered this factor to be material in making his fairness determination. This factor supports the determination that the Fractional Share Price and the Transaction are fair to the stockholders.

     Smith Opinion

     Mr. MacQuown gave most consideration in his fairness determination to the Smith Opinion which provides a going concern value, as determined using a market approach valuation, for the Company of $184,000, or $0.25 per share, and states that the consideration offered to the stockholders
(i.e., the "Fractional Share Price" of $0.25 per share) was fair to such holders from a financial point of view. The Smith Opinion states that the Fractional Share Price is a fair market value for the shares of the Company, where fair market value is defined as: The price at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell, and both having reasonable knowledge of the relevant facts. (This definition, used for federal estate and gift tax purposes, has taken on universal application in the valuation of closely held securities.) In reaching this conclusion, Smith Dougherty (i) analyzed the audited financial statements of the Company for the years ended December 31, 1991 through December 31, 1995;
(ii) visited the facilities of the Company in Bethel Park, PA and Irwin, PA and conducted discussions with management concerning the Company's history, operations, financial condition, prospects, industry forces and trends;
(iii) reviewed the historical market prices and trading activity for the shares of the Company's common stock; (iv) reviewed independent appraisals of the Company's real property located in Puerto Rico; (v) reviewed information on current conditions and outlooks, for the general economy and for the industries in which the Company deals; (vi) reviewed information on litigation and environmental matters involving the Company; and (vii) studied information on the debt condition of the Company, specifically as to the impact of said debt on the going concern value of the Company. This factor supports the determination that the Fractional Share Price and the Transaction are fair to the stockholders.

     The valuation provided by Smith Dougherty Inc. was subject to the following assumptions and limiting conditions: (i) information, estimates, financial statements and opinions supplied by management were accurate and reliable; (ii) the various estimates of value presented apply to the valuation contained therein; and (iii) the Company will continue as a going concern and the character of its present business will remain intact. No limitations were imposed by the Company on the scope of the investigation.

     Upon inquiry from Mr. MacQuown during the Board meeting, Mr. Dougherty acknowledged that if Mr. Vincent Oswald were to call in his demand notes, the fractional share price would be a "fire-sale" asset price and would be less that $0.25 per share. However, since Mr. Oswald had agreed not to demand payment on his notes for the year ending December 31, 1996, Mr. Dougherty did not use this approach. The "going concern" approach provides the highest value for the stockholders. Since the "going concern" approach provides a higher value than a valuation of the Company upon liquidation, the "liquidation" approach was not considered.

     Smith Dougherty is a professional business valuation firm specializing in the appraisal of closely held entities. At the time of its selection, Smith Dougherty Inc. had no prior business relationships with the Company or any of its officers or directors. It was selected upon the recommendation of the Company's auditors, McCrory and McDowell, following an interview in which its qualifications were considered and evaluated.
The fee received by Smith Dougherty Inc. for its services was not contingent upon the conclusions reached by Smith Dougherty Inc. in the Smith Opinion and Smith Dougherty did not recommend the amount of consideration to be paid to the stockholders.

     Lack of Offers

     Mr. MacQuown considered the fact that no tender offers for sale or merger of the Company had been made by an unaffiliated person in the past
18 months. Mr. MacQuown gave limited weight to this factor in his fairness determination since other factors recited above appeared to have more bearing on the issue of fairness. This factor supports the determination that the Fractional Share Price and the Transaction are fair to the stockholders.

Certain Effects of the Transaction

     The Transaction can be expected to have the following significant effects:

     Market for Common Stock; Exchange Act Registration

     The Company believes that the Transaction will reduce the number of record stockholders from approximately 4,227 to 1. The number of shares which might otherwise trade publicly will change from 2,000,000 to 40.
The Company also believes that completion of the Transaction will cause the market for shares of Common Stock, which at present is virtually nonexistent, to be eliminated, except for privately negotiated transactions with the sole remaining stockholder.

     The Common Stock is currently registered under the Exchange Act. Such registration may be terminated by the Company if the Common Stock is no longer held by 300 or more stockholders of record. Termination of registration of the Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its stockholders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act in connection with stockholders meetings and the related requirement of an annual report to stockholders, no longer applicable to the Company. Accordingly, for a total cost to the Company of approximately $30,000, the Company will eliminate the cost and expense to the Company of the Exchange Act registration, which is approximately $25,000 on an annual basis. The Company intends to apply for such termination as soon as practicable following completion of the Transaction.

     Accretion in Ownership and Control of Certain Stockholders

     At present, the Company believes that only one record holder of the Company's Common Stock owns 50,000 or more shares of Common Stock. That record holder is both a director and an executive officer of the Company. After and as a result of the Transaction, the percent of the outstanding Common Stock of the Company held by this stockholder will increase from 54% to 100%. There are no stockholders owning more than 50,000 shares who are not affiliated with the Company.

     Stockholders now owning fewer than 50,000 shares of Common Stock will no longer continue to have an equity interest in the Company and, accordingly, will not participate in future earnings, if any, of the Company.

     Financial Effects

     The Transaction and the use of approximately $126,000 cash to complete the Transaction are not expected to have any material effect on the Company's capitalization, liquidity, results of operations and cash flow. (See "BUSINESS OF THE COMPANY - Certain Historical and Pro Forma Information" and "REVERSE STOCK SPLIT INFORMATION - Financing the Transaction.")

ELECTRIC M & R, INC.
ACTUAL AND PROFORMA BALANCE SHEETS
AS OF SEPTEMBER 30, 1996
                                                                 Proforma if
                                         9 Months    Estimated   Transaction
                                           Actual     Costs of   Occurred if
                                        Unaudited  Transaction       in 1996
ASSETS
Current Assets
  Cash and Cash Equivalents          $    74,138    $( 70,000)  $     4,138
  Accounts Receivable - Net of
    Allowance for Doubtful Accounts      272,658                    272,658
  Inventories                            837,570                    837,570
  Other Current Assets                    36,778                     36,778
                                     ------------               ------------
                                       1,221,144                  1,151,144
                                     ------------               ------------
Property, Plant and Equipment
  Land and Improvements                   22,484                     22,484
  Buildings and Improvements             787,936                    787,936
  Machinery and Equipment              1,404,138                  1,404,138
  Furniture and Fixtures                 199,874                    199,874
                                     ------------               ------------
                                       2,414,432                  2,414,432
  Less:  Accumulated Depreciation      2,098,232                  2,098,232
                                     ------------               ------------
                                         316,200                    316,200
                                     ------------               ------------
Other Assets
  Real Estate Held for Sale              509,277                    509,277
                                     ------------               ------------
TOTAL ASSETS                         $ 2,046,621                $ 1,976,621
                                     ============               ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Notes Payable - Demand             $         0                $         0
  Current Portion of Long-Term Debt       18,128                     18,128
  Accounts Payable                       252,491                    252,491
  Accrued Expenses                        42,160                     42,160
  Income Taxes Payable                         0                          0
  Notes Payable - Related Parties        836,581       56,200       892,781
  Accrued Interest - Related Parties     781,998                    781,998
                                     ------------               ------------
                                       1,931,358                  1,987,558
                                     ------------               ------------
Long-Term Debt                             7,648                      7,648
                                     ------------               ------------
Shareholders' Equity
  Common Stock                           734,787                    734,787
  Additional Paid in Capital           1,486,440                  1,486,440
  Treasury Stock                         (96,200)                   (96,200)
  Accumulated Earnings (Deficit)      (2,113,612)                (2,143,612)
                                     ------------               ------------
                                         107,615                    (18,585)
                                     ------------               ------------
TOTAL LIAB. AND SHRHOLDERS. EQUITY   $ 2,046,621                $ 1,976,621
                                     ============               ============
BOOK VALUE PER SHARE                 $      0.15                $ (2,655.00)

NUMBER OF SHARES USED IN COMPUTING
  BOOK VALUE PER SHARE                   734,787                          7

ELECTRIC M & R, INC.
ACTUAL AND PROFORMA STATEMENT OF CASH FLOWS
                                      9 Mo. Ended              Sept. 30, 1996
                                   Sept. 30, 1996    Estimated      Proforma
                                           Actual     Costs of          With
                                        Unaudited  Transaction   Transaction
Cash Flows from Operating Activities
  Net Income (Loss)                  $   458,741    $ (30,000)  $   428,741
Adjustments to Reconcile Net Income
 (Loss) to Net Cash Provided by (Used
 in) Operating Activities
  Depreciation                            38,694                     38,694
  Net Loss (Gain) on Sale of Real
   Estate Held for Sale                 (652,312)                  (652,312)
  (Increase) Decrease in:
     Accounts Receivable                (131,350)                  (131,350)
     Inventories                          32,791                     32,791
     Other Current Assets                  3,640                      3,640
  Increase (Decrease) in:
     Accounts Payable                     69,244                     69,244
     Accrued Expenses                     21,419                     21,419
     Accrued Interest-Related Parties   (285,935)                  (285,935)
     Income Taxes Payable                (32,000)                   (32,000)
                                     ------------               ------------
                                        (477,068)                  (507,068)
                                     ------------               ------------
Cash Flows from Investing Activities
  Payments for Capital Expenditures       (8,577)                    (8,577)
  Net Proceeds from Sale of
   Real Estate Held for Sale             932,474                    932,474
  Collection of Notes Receivable               0                          0
  Purchase of Treasury Stock                   0      (96,200)      (96,200)
                                     ------------               ------------
                                         923,897                    827,697
                                     ------------               ------------
Cash Flows from Financing Activities
  Proceeds from Additional Borrowings     75,000       56,200       131,200
  Principal Payment on Long-Term Debt   (188,172)                  (188,172)
  Principal Payments on Notes Payable-
   Related Parties                      (271,309)                  (271,309)
                                     ------------               ------------
                                        (384,481)                  (328,281)
                                     ------------               ------------
Net Increase (Decrease) in Cash and
 Cash Equivalents                         62,348                     (7,652)

Cash and Cash Equivalents at
 Beginning of Year                        11,790                     11,790
                                     ------------               ------------
Cash and Cash Equivalents at
 End of Period                       $    74,138                $     4,138
                                     ============               ============

ELECTRIC M & R, INC.
ASSUMPTIONS USED IN PREPARING PROFORMA FINANCIAL STATEMENTS

1) If the transaction had occurred prior to September 30, 1996, it would have been necessary to obtain funds required from related parties through additional borrowing at that time.

2) The $ 126,200 estimated costs of this transaction include:

   Cost of buying back the fractional shares after the reverse stock split

  Number of
  Old Shares
  Outstanding

  337,835          Shares outstanding to minority shareholders
                     prior to the reverse stock split.
   46,952          Fractional share outstanding to Gretchen Oswald
                     prior to the reverse stock split.
  --------
  384,787          Total fractional shares to be purchased
                     @ $ 0.25/share                                $  96,197

  Miscellaneous costs of this transaction including appraisals,
   attorney fees, printing and mailing costs.                         30,000
                                                                   ---------
  Total estimated cost of transaction                               $126,197
                                                                   =========

3) The Company anticipates savings to be realized due to this transaction, however these savings will not be realized until the fiscal year ending December 31, 1997. Management anticipates savings of approximately
  $ 25,000 per year as a result of reduced printing, mailing, legal and accounting costs for the annual report, SEC filing fees, and a reduction in the cost of the annual audit.

ELECTRIC M & R, INC.
CALCULATION OF "RATIO OF EARNINGS TO FIXED CHARGES" UNDER ITEM 14(a)(2)
                                      DEC. 31,'94    DEC. 31,'95   SEPT 30,'96
PRETAX INCOME                             15,146        (48,527)      426,741
ADD: FIXED CHARGES (INTEREST
      & RELATED CHARGES)                 106,981        131,761        73,264
                                      -----------    -----------   -----------
EARNINGS (EXCLUDING FIXED CHARGES)       122,127         83,234       500,005
                                      ===========    ===========   ===========
RATIO OF EARNINGS TO FIXED CHARGES          1.14           0.63          6.82
EARNINGS FOR DEC. 31, 1995 ARE
INADEQUATE TO COVER FIXED CHARGES THE
DOLLAR AMOUNT OF THE DEFICIENCY IS                       48,527
******************************************************************************
ADJUSTMENTS FOR GOING PRIVATE
 TRANSACTION IN 1994

ESTIMATED EXPENSE (SAVINGS)
 OF TRANSACTION                           30,000        (25,000)      (25,000)
                                      -----------    -----------   -----------
ADJUSTED EARNINGS IF TRANSACTION
 HAD TAKEN PLACE IN 1994                  92,127        108,234       525,005
                                      ===========    ===========   ===========
RATIO OF EARNINGS TO FIXED CHARGES IF
 TRANSACTION HAD TAKEN PLACE IN 1994        0.86           0.82          7.17
EARNINGS FOR DEC. 31, 1994 AND
DEC. 31, 1995 ARE INADEQUATE TO COVER
FIXED CHARGES - THE DOLLAR AMOUNT OF
THE DEFICIENCY IS                         14,854         23,527
******************************************************************************
ADJUSTMENTS FOR GOING PRIVATE
 TRANSACTION IN 1995

ESTIMATED EXPENSE (SAVINGS)
 OF TRANSACTION                                          30,000       (25,000)
                                                     -----------   -----------
ADJUSTED EARNINGS IF TRANSACTION
 HAD TAKEN PLACE IN 1995                                 53,234       525,005
                                                     ===========   ===========
RATIO OF EARNINGS TO FIXED CHARGES IF
 TRANSACTION HAD TAKEN PLACE IN 1995                       0.40          7.17
EARNINGS FOR DEC. 31, 1995 ARE
INADEQUATE TO COVER FIXED CHARGES-
THE DOLLAR AMOUNT OF THE DEFICIENCY IS                   78,527
******************************************************************************
ADJUSTMENTS FOR GOING PRIVATE
 TRANSACTION IN 1996

ESTIMATED EXPENSE (SAVINGS)
 OF TRANSACTION                                                        30,000
                                                                   -----------
ADJUSTED EARNINGS IF TRANSACTION
 HAD TAKEN PLACE IN 1996                                              470,005
                                                                   ===========
RATIO OF EARNINGS TO FIXED CHARGES IF
 TRANSACTION HAD TAKEN PLACE IN 1996                                     6.42

                      REVERSE STOCK SPLIT INFORMATION

Effecting the Transaction

     The Transaction, if approved, will be effected by an amendment to the Company's Certificate of Incorporation whereby the number of authorized shares of Common Stock will be reduced from 2,000,000 shares to 40 shares and the par value of the common stock will be increased from $1.00 per share to $50,000.00 per share. The Company will not issue fractional shares but in lieu thereof, will pay the Fractional Share Price for each share of Old Common Stock which is less than a multiple of 50,000. A copy of the proposed form of amendment to the Company's Certificate of Incorporation is attached as Exhibit A to this Information Statement.

     In connection with the Transaction, a single share of New Common Stock will be exchanged for every 50,000 shares of Old Common Stock presently issued and outstanding. The Company believes that there is only one record holder of the Company's Common Stock that owns more than 50,000 shares of Common Stock. Such shareholder is a director and an executive officer of the Company. In lieu of the issuance of fractional shares in connection with the Transaction, any fractional share of New Common Stock that would otherwise result from the Transaction will instead be automatically converted into the right to receive the Fractional Share Price paid for each share of Old Common Stock held immediately prior to the Transaction. Holders of Common Stock who own 50,000 shares, or a multiple thereof, will receive one share of New Common Stock for each 50,000 shares of Old Common Stock owned, and holders of Common Stock who do not own a multiple of 50,000 shares will receive the Fractional Share Price for each share of Old Common Stock which is less than a multiple of 50,000 in lieu of the issuance of certificates for fractional shares of New Common Stock. Such exchange and/or payment will be made by the Company upon the physical surrender by stockholders of their stock certificates for Common Stock pursuant to the transmittal instructions to be mailed by the Company to stockholders.

     In determining which stockholders of the Company own fewer than 50,000 shares (a"Fractional Stockholder"), the Company will consider the number of shares of Common Stock held of record by each person who appears as the owner of shares as of the Effective Date on the record of stockholders maintained by the Company.

Effective Date of the Transaction

     If the proposal to effect the Transaction is approved, on the Effective Date, each certificate representing shares of Old Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate reduced number of shares of New Common Stock and/or the right to receive a cash payment for any fractional share interests.

     The Company will send letters of transmittal to stockholders for use in transmitting their stock certificates to the Company in exchange for new certificates, cash, or some combination thereof, as appropriate. No cash payment or delivery of a new certificate will be made to a stockholder until such stockholder's outstanding certificates together with the letter of transmittal are delivered to the Company. The cash payment will be paid after the Effective Date in cash, net to the stockholder and without interest, with respect to all fractional shares of New Common Stock. Stockholders will not be obligated to pay brokerage fees or commissions or any transfer taxes with respect to sales of any fractional share of New Common Stock pursuant to the reverse stock split. Officers and employees of the Company will perform the functions required of the Company for this Transaction without additional compensation.

Financing the Transaction

     The Board of Directors estimates that the total costs to be incurred by the Company in connection with the Transaction for payment of fractional shares interests, including transactional expenses of $30,000 will be approximately $126,000. The Company will fund the Transaction by utilizing cash proceeds from the completed sale of property it owned in Irwin, Pennsylvania for the amount of $224,000.

Appraisal and Other Rights

     Under the Delaware Law and the Company's Certificate of Incorporation, stockholders of the Company will not be entitled to appraisal rights for dissenting stockholders if the Transaction is approved. Stockholders will be entitled to any rights and remedies available under Delaware Law relating to fiduciary duties of directors.

Conduct of the Company's Business After the Transaction

     If the Transaction is effected, the Company believes that it will have one stockholder of record. In such event, the Company will terminate the registration of the Common Stock under the Exchange Act. Thereafter, the Company will cease the filing of periodic reports, proxy statements and other reports and documents otherwise required to be filed with the Securities and Exchange Commission. The Company expects its business and operations to continue as they are currently being conducted and the Transaction is not anticipated to have any effect upon the conduct of such business, other than as set forth under "SPECIAL FACTORS -- Certain Effects of the Transaction." If the Transaction is completed, stockholders holding fewer than 50,000 shares at the Effective Date will no longer have any interest in, and will not be stockholders of the Company and therefore will not participate in its future potential of earnings and growth, if any. Instead, each such holder of Common Stock will have the right to receive, and will receive the Fractional Share Price in cash for each share of Old Common Stock.
     Except as set forth herein, and except for the potential sale of a portion of real property owned by the Company in Puerto Rico for an estimated $1 million, which proceeds will be used to partially repay outstanding indebtedness owed to an affiliate who has not agreed to continue to forbear from demanding payment on such indebtedness upon the sale of this property, the Company does not have any present plans or proposals which relate to or would result in any extraordinary corporate transaction, such as a merger, reorganization, liquidation, or a sale or transfer of a material amount of assets involving the Company or any of its subsidiaries, or any changes in the Company's present capitalization or any other change in the Company's corporate structure or business (other than pursuant to the Transaction) or the composition of its management. The Company has no plan or proposal in effect or contemplated that would result in a change in the present management or Board of Directors of the Company and each present member of the Board of Directors has indicated an intention to continue to serve until the next annual meeting of stockholders.

     Notwithstanding the foregoing, the Company will continue to review its business, operations, markets and economic environments, and the Board of Directors or management may propose or develop additional or new plans or proposals or may propose the acquisition or disposition of assets or other changes in the Company's business, capital structure or dividend policies which it considers to be in the best interests of the Company.

Expenses
     The following is an estimate of the costs and expenses incurred or expected to be incurred by the Company in connection with the Transaction. Amounts shown below exclude the cost of paying for fractional share interests after the Transaction is effected.

     Legal fees and  expenses           $10,000
     Opinion and Appraisal fee          $11,000
     Transfer Agent  fees               $     0
     SEC and other filing fees          $   150
     Printing and mailing costs         $ 8,000
     Miscellaneous                      $   850

                         Total          $30,000

Disposition of Unclaimed Cash Payments

     As discussed above, the Company will make a cash payment of $0.25 per share (or $0.025 per share), in lieu of the issuance of fractional shares, to stockholders of record on the Effective Date. If the Company is unable to locate any stockholder, the Company will dispose of the amount otherwise payable to such stockholder in accordance with applicable state laws regarding unclaimed property. Such laws provide that property that is unclaimed or abandoned after a specified period, generally five to seven years, shall be delivered to the state in which the stockholder last resided by the person in possession of such unclaimed property.

Certain Federal Income Tax Consequences

     THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL INFORMATION ONLY. SUCH DISCUSSION MAY NOT BE APPLICABLE TO CERTAIN TYPES OF STOCKHOLDERS, SUCH AS TAX-EXEMPT ORGANIZATIONS AND FOREIGN STOCKHOLDERS. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE TRANSACTION IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

     The receipt of shares of New Common Stock in exchange for shares of Old Common Stock will not result in the recognition of gain or loss by a stockholder, and the aggregate tax basis of a stockholder in all of the stockholder's shares of New Common Stock will be the same as the stockholder's aggregate tax basis in the stockholder's shares of Old Common Stock for which shares of New Common Stock are exchanged. Accordingly, it is not expected that stockholders owning 50,000 or more shares of Common Stock will incur any tax liability in connection with the Transaction, except to the extent of cash payments for any fractional shares of New Common Stock.

     The receipt of cash for fractional shares by a stockholder pursuant to the Transaction will be a taxable transaction for federal income tax purposes. A stockholder owning fewer than 50,000 shares will receive only cash in the Transaction and will recognize gain or loss equal to the difference between the cash received and the stockholder's adjusted tax basis in the surrendered shares of Old Common Stock. The gain or loss recognized generally will be capital gain or loss if the Common Stock is held as a capital asset. Any such capital gain or loss will be long-term capital gain or loss if the stockholder's holding period for the Common Stock exceeds one year as of the Effective Date.

     A stockholder who owns 50,000 or more shares of Old Common Stock but does not hold a number of shares of Old Common Stock that is evenly divisible by 50,000 will receive both shares of New Common Stock and cash in lieu of a fractional share of the New Common Stock. The sole stockholder who owns more than 50,000 shares of Old Common Stock has been advised to consult her own tax advisors as to the federal, state, local and foreign tax effects of the transaction in light of her individual circumstances.

     Special taxation and withholding rules may apply to any stockholder that is a nonresident alien or a foreign corporation. Those rules are beyond the scope of this discussion and should be discussed with a personal tax advisor. Each stockholder will be required to provide his or her social security or other taxpayer identification number (or, in some instances, certain other information) to the Company in connection with the Transaction for reporting purposes. The letter of transmittal will require such stockholder to deliver such information when the certificates for shares of Old Common Stock are surrendered.

          PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME

     For the periods indicated below, the following tables sets forth the high and low bid prices of the Company s Common Stock as reported in the "pink sheets" for the over-the counter market, rounded to the nearest 1/16th of a dollar. The table represents prices between dealers that do not include retail mark-up, mark-down, or commissions, nor do they represent actual transactions.

            Fiscal 1994                High Bid  Low Bid

          Jan. 1 - Mar.  31             1/8       1/8
          Apr. 1 - June  30             1/4       1/8
          July 1 - Sept. 30             1/2       1/4
          Oct. 1 - Dec.  31             1/2       1/2


          Fiscal 1995

          Jan. 1 - Mar. 31              3/4       3/4
          Apr. 1 - June 30              3/4       3/4
          July 1 - Sept.30              3/8       3/8
          Oct. 1 - Dec. 31              3/8       1/4


          Fiscal 1996

          Jan. 1 - Mar. 31              1/4       1/4
          Apr. 1 - June 30              1/4       1/16
          July 1 - Sept.30              1/16      1/16
          Oct. 1 - Nov. 25              1/16      1/16

Sales information was not reported to the Company by the National Quotation Bureau until the third quarter of 1996. The first transaction reported to the Company was the October 16, 1996 sale of 2,000 shares at $0.06 (1/16) per share.

     The Company has not paid a dividend on the Common Stock in the past two years and has no plans to commence dividend payments in the foreseeable future. Because of the Company's cash needs, it is unlikely that the Company will be able to commence dividend payments in the foreseeable future.

     As of October 30, 1996, there were approximately 4,227 record holders of the Common Stock. Following the Transaction, there will be one record holder of the Common Stock.

                  PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 30, 1996 by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Company's directors; (iii) the Company's Chief Executive Officer and the most highly compensated executive officers whose compensation exceeded $100,000 in fiscal 1995; and (iv) all directors and executive officers of the Company as a group.


                                       Beneficial Ownership(1)

                                                            Assuming
                               As of Sept. 30, 1996        Completion of
                                                      Reverse Stock Split

                              Number of  Percent of  Number of   Percent of
Name of Beneficial Owner       Shares      Class      Shares       Class

Gretchen Oswald, President,    396,952      54.02%       7            100%
   Chief Executive Officer
   and Director

V.E. Oswald, Chairman of          -0-         0%        -0-             0%
   the Board

Richard MacQuown, Director        -0-         0%        -0-             0%

Fred Jacobs, Vice President and   -0-         0%        -0-             0%
   Director

Raymond F. Croushore,             -0-         0%        -0-             0%
   Treasurer, Secretary and
   Director

All directors and officers as a   -0-       54.02%       7            100%
   group  (5  persons)
_____________
(1) Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of common stock that the person is shown to beneficially own. This table has been prepared in accordance with Rule 13d-3 of the Exchange Act. There are no outstanding warrants or options to purchase shares of Common Stock.






There has been no change in control of the Company since the beginning of its last fiscal year, nor are there any arrangements which may result in a change in control of the small business issuer.

                                 EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION

     IV. The Corporation shall have authority to issue an aggregate of 40 shares of Common Stock, par value $50,000.00 per share. Such class of shares may be uncertificated, as may be designated by the Board of Directors, provided that any such designation shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Corporation's Common Stock, par value $1.00 per share, issued and outstanding as of the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one fifty-thousandth (1/50,000) of a share of the Corporation's Common Stock, par value $50,000.00 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interests will entitle the record holder thereof to vote, or to any rights of a shareholder of the Corporation. A record holder of certificates representing shares of Old Common Stock ("Old Certificates," whether one or more) shall receive, in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, a cash payment therefor in an amount equal to Twenty-Five Cents ($0.25) for each share of Old Common Stock. From and after the Effective Date, Old Certificates representing at least Fifty Thousand (50,000) shares of Old Common Stock shall represent only the right to receive, upon surrender to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of Old Common Stock represented by the Old Certificates so surrendered are reclassified and changed under the terms hereof (and, where applicable, cash in lieu of fractional shares as provided herein, without interest). From and after the Effective Date, Old Certificates held by shareholders of the Corporation that own fewer than Fifty Thousand (50,000) shares of Old Common Stock ("Fractional Shareholders") shall not be transferrable and shall represent only the right to receive, upon surrender to the Company's Transfer Agent for cancellation, cash in lieu of fractional shares as provided herein without interest. The share transfer books of the Corporation as they relate to shares of Old Common Stock held by Fractional Shareholders shall be closed and no further transfers of said shares shall thereafter be made. In determining which shareholders of the Corporation are Fractional Shareholders, the Corporation will consider the number of shares of Old Common Stock held of record by each person who appears as the owner of shares as of the Effective Date in the record of shareholders maintained by the Corporation, except that (i) if a holder of record of Fifty Thousand (50,000) or more shares of Old Common Stock has certified to the Corporation that a portion of such shares is owned beneficially as of the Effective Date by a person who beneficially owns less than Fifty Thousand (50,000) such shares in the aggregate, the Corporation will (subject to receipt of such evidence of such ownership as the Corporation may require) deem such beneficial owner to be a Fractional Shareholder and make payment for such Fractional Shareholder's shares of Old Common Stock by payment to the holder of record thereof for the account of such Fractional Shareholder and (ii) if it appears to the Corporation (based on such evidence as may be available and the Corporation considers adequate) that a beneficial owner owns Fifty Thousand (50,000) or more shares of Old Common Stock as of the Effective Date, then, notwithstanding any holding of record of all or any portion of such shares by another person, the beneficial and record owners of such shares will not be deemed to be Fractional Shareholders with respect to such shares and will receive cash in lieu of fractional shares only for any portion of such shares of Old Common Stock that exceeds a multiple of Fifty Thousand (50,000).

                                 EXHIBIT B

                            ELECTRIC M & R INC.
                      FORM 10-KSB/A AND ANNUAL REPORT
                             DECEMBER 31, 1995

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                FORM 10-KSB/A
            Annual Report Pursuant Under Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

               For the fiscal year ended December 31, 1995
                      Commission file number 0-4939
                          Electric M & R Inc.
               (Name of small business issuer in its charter)

      Delaware                       25-1197808
(State or other jurisdiction of     (I.R.S. Employer
incorporation or organization)       Identification No.)

                      2025 Milford Drive, Bethel Park,
                   Allegheny County, Pennsylvania  15102
                 (Address of principal executive offices)

Issuer's telephone number:  412-831-6101

   Securities registered under section 12(b) of the Exchange Act:
                                   None

     SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                       Common Stock, $1.00 Par Value
                             (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

          Yes    X        No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ X ]

The issuer's net sales for its most recent fiscal year were $2,477,229.

The aggregate market value of the voting common stock held by nonaffiliates as of December 31, 1995 was not determinable because there is insufficient market transaction data.

Registrant has one class of common stock as of December 31, 1995, the close of the period covered by this report; 734,787 shares were outstanding.
                    DOCUMENTS INCORPORATED BY REFERENCE

Annual Report to Shareholders for the year ended December 31, 1995:

  Part I   -    Items 1 and 3

  Part II  -    Items 5-7, except for the approximate number of
                holders of common stock securities of the Registrant at December 31, 1995 which was 4229.

  Part III -    Items 9-12

                                  PART I

Item 1.   DESCRIPTION OF BUSINESS

The information contained in the Registrant's Annual Report to Shareholders for the year ended December 31, 1995, under the headings "Narrative Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" is incorporated herein by reference.

Item 2.   PROPERTIES

The principal plants and other physically important properties of Registrant are as follows:

  A. A 30,000 square foot one-story brick and steel manufacturing plant placed in service in 1956 in Bethel Park, Pennsylvania, owned in fee simple. This plant is used for the manufacture and repair of electric motors and related equipment and is presently being used at approximately fifty-five (55) percent of its capacity.

  B. An 88,000 square foot one-story brick and steel manufacturing plant placed in service in 1968 in Irwin, Pennsylvania, owned in fee simple. This plant is used primarily for the production of electric lighting products and is presently being used at approximately forty (40) percent of its capacity.

  C. A tract of land presently containing approximately 89 acres located in Luquillo, Puerto Rico, owned in fee simple. This property is classified as assets held for sale.

  D. A 2,500 square foot single floor brick office building in Bethel Park, Pennsylvania. This building was purchased in 1994 and is used for executive and administrative offices of the Registrant. The balance of the mortgage payable is $26,649 at December 31, 1995.

  E. In 1994, the Registrant took possession of rental properties resulting from foreclosure action against the mortgagee. These properties were sold in 1995 and 1996.

The Registrant believes that the facilities are sufficient for its existing activities and potential growth.

Item 3.   LEGAL PROCEEDINGS

The information contained in the Registrant's Annual Report to Shareholders for the year ended December 31, 1995, under the heading "Litigation," (see Note 9 to the financial statements) is incorporated herein by reference.

Item 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

                                  PART II


Item 5.   MARKET FOR REGISTRANT'S COMMON STOCK AND
          RELATED STOCKHOLDER MATTERS

The information contained in the Registrant's Annual Report to Shareholders for the year ended December 31, 1995, under the heading "Market and Dividend Information" is incorporated herein by reference.

Item 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
          OPERATION

The information contained in the Registrant's Annual Report to Shareholders for the year ended December 31, 1995, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", is incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS

  Financial Statements

  The financial statements and related notes and the Report of Independent Accountants contained in the Registrant's Annual
  Report to Shareholders for the year ended December 31, 1995, are incorporated herein by reference.

Item 8.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                                 PART III

Item 9.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The information contained in the Registrant's Annual Report to Shareholders for the year ended December 31, 1995, under the heading "Directors and Executive Officers of the Registrant," is incorporated herein by reference.

Item 10.  EXECUTIVE COMPENSATION

The information contained in the Registrant's Annual Report to Shareholders for the year ended December 31, 1995, under the heading "Remuneration and Other Transactions with Management since January 1, 1995," is incorporated herein by reference.

Item 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
          AND MANAGEMENT

The information contained in the Registrant's Annual Report to Shareholders for the year ended December 31, 1995, under the heading "Security Ownership of Certain Beneficial Owners and
Management," is incorporated herein by reference.

Item 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information contained in the Registrant's Annual Report to Shareholders for the year ended December 31, 1995, under the heading "Remuneration and Other Transactions with Management since January 1, 1995," is incorporated herein by reference.

Item 13.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORT
          ON FORM 8-K

(a)   Financial Statements

  The following financial statements of Electric M & R Inc. are included in Part II, Item 7:

      Report of Independent Accountants relating to the financial statements for 1995 and 1994.

          Balance Sheets - December 31, 1995 and 1994.

          Statements of Operations and Accumulated Deficit for the Years Ended December 31, 1995 and 1994.

          Statements of Cash Flows for the Years Ended December
          31, 1995 and 1994.

          Notes to Financial Statements

  Exhibits

  (13)    Annual Report to Security Holders for the year ended
          December 31, 1995.

(b)   Report on Form 8-K
  There were no reports on Form 8-K which were required to be filed during the period October 1, 1995 to December 31, 1995.

                                SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    ELECTRIC M & R INC.


                                    By /s/ V. E. Oswald
                                    V. E. Oswald
                                    Chairman of the Board
                                    Director


                                    By /s/ Raymond F. Croushore
                                    Raymond Croushore
                                    Treasurer (Principal
                                    Accounting Officer)
                                    Director

Date: March 27, 1996


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



Date: March 27, 1996                By /s/ Gretchen Oswald
                                         Gretchen Oswald
                                         Director


Date:  March 27, 1996               By /s/ Richard MacQuown
                                         Richard MacQuown
                                         Director






Date:  March 27, 1996                By /s/ Fred Jacobs
                                          Fred Jacobs
                                          Director

                                   1995

                               ANNUAL REPORT

                                 DIRECTORS

                               V. E. OSWALD
      Chairman of the Board of Directors of Electric M & R Inc.
                                Since 1969

                             GRETCHEN OSWALD
      President, Chief Executive Officer of Electric M & R Inc.
                                Since 1982

                                FRED JACOBS
                   Vice President of Electric M & R Inc.
                                Since 1991

                           Raymond F. Croushore
              Treasurer and Secretary of Electric M & R Inc.
                                Since 1995
    (Formerly Controller for Gregg Services, Pittsburgh, Pa. 1988-1995)

                             RICHARD MacQUOWN
              President, Tomsett Consulting Associates, Inc.
                                Since 1984

                                 OFFICERS

                               V. E. OSWALD
                    Chairman of the Board of Directors

                              GRETCHEN OSWALD
                    President, Chief Executive Officer

                                FRED JACOBS
                              Vice President

                           RAYMOND F. CROUSHORE
                          Treasurer and Secretary

                              GENERAL COUNSEL

                         GREENFIELD AND ASSOCIATES
                             1035 Fifth Avenue
                           Pittsburgh, PA  15219

                              TRANSFER AGENT

                            ELECTRIC M & R INC.
                            2025 Milford Drive
                               P.O. Box 326
                          Bethel Park, PA  15102

                            ELECTRIC M & R INC.
                                 DIVISIONS

                       PITTSBURGH REFLECTOR DIVISION
            ELECTRIC MANUFACTURING AND REPAIR COMPANY DIVISION

MANAGEMENT'S STATEMENT REGARDING SUMMARY OF OPERATIONS


Electric M & R Inc. has two (2) operating divisions:

 1. Pittsburgh Reflector Company - Manufacture and sales of electric lighting fixtures

 2. Electric Manufacturing & Repair Company - Manufacture and repair of electric motors and related equipment

                      MARKET AND DIVIDEND INFORMATION

                       Sales Prices of Common Shares

                 1995                            1994
         (From "National Quotation        (From "National
                                          Quotation
                 Bureau Incorporated")    Bureau Incorporated")

Quarter  Bid     Ask      Dividend       Bid    Ask      Dividend
First    .750    N/A      None           .125   N/A      None
Second   .750    N/A      None           .250   N/A      None
Third    .375    N/A      None           .500   N/A      None
Fourth   .375    N/A      None           .500   N/A      None

 A copy of SEC Form 10-KSB/A will be sent free of charge to the shareholders upon written request addressed to the Secretary, or the Corporation: 2025 Milford Drive, P.O. Box 326, Bethel
 Park, Pennsylvania  15102-0326.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


(A) The principal holder of securities of Registrant as of February 28, 1996 was:

                      Title of   Type of     Amount    Percent
 Name and Address      Class    Ownership    Owned    of Class

 Gretchen Oswald       Common    Of record  396,952    54.02%
 2025 Milford Drive     stock
 Bethel Park, PA  15102


(B) Equity securities owned directly or indirectly by directors and officers of Registrant as a group were as follows:

 Title of Class         Amount Owned      Percent of Class

 Common Stock             396,952           54.02%

                     NARRATIVE DESCRIPTION OF BUSINESS


The Company was incorporated in Delaware in June, 1968.

Business done and intended to be done:

 The principal markets for electrical lighting fixtures are firms engaged in the installation of electrical fixtures in construction projects and firms installing new or replacement electrical fixtures in their own facilities.

 The principal market for electric motors and related services is industry in the Western Pennsylvania area.

 The market for the Registrant's investment in real estate is in Luquillo, Puerto Rico and Irwin, Pennsylvania.

 The sale of the Registrant's products, except real estate, is conducted by direct retail sales to manufacturers or sales to distributors. Real estate sales are conducted by agents of the Registrant.

 There have been no significant changes in the kinds of products or services rendered or in markets or methods of distribution since the beginning of Registrant's fiscal year.

 The sources and availability of raw material essential to Registrant's business are not significant factors; however, the profitability of Registrant's manufacture, remanufacture, repair and sale of coils, lighting products, transformers, electric motors and similar equipment is affected by the price of materials.

 Patents, licenses, franchises and concessions are not significant factors to Registrant's business. Also, none of the Registrant's segments are significantly seasonal.

 There are three significant customers of the Company's Electrical Lighting Products Division and one significant customer of the Company's Electrical Motor Repair Division. These customers accounted for approximately 90% and 10% of the net revenue of each respective division and 58% of the Company's total net sales. All significant customers are independent of the Registrant. See note 14 to the Registrant's financial statements.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS


Liquidity

Management expects cash flow to be restrictive over the next few years as available cash will be used to liquidate the notes payable and accrued interest owed by the Registrant. Major factors affecting the Registrant's liquidity include the following:

1. At the present time, related parties, which are owed in excess of $2.1 million in notes payable and accrued interest, have not charged the Registrant interest on the portion of the liability representing accrued interest.

2.   The Registrant has an available line of credit with Dollar
     Bank for $150,000 with annual interest at the bank's prime rate plus 1-1/2%. As of December 31, 1995, $91,000 had been borrowed on the line of credit.

3. The Registrant continues to actively attempt to sell its property in Puerto Rico. Management believes the property to have a value in excess of two million dollars, but recognizes that achieving this value will require additional time and effort which may be extended and substantial.

4. The Company also sold property in Irwin, Pennsylvania during 1995 and 1996 with proceeds totalling approximately
     $300,000. The gain from mortgage foreclosure in 1994 represents the market value of these properties, less the cost of acquisition.

Capital Resources

There are no commitments for any major capital expenditures at December 31, 1995.

Net Sales

The 1995 manufacturing sales of $2,477,000 reflect a decrease of $1,027,000 for the year. This decrease was primarily attributable to decreased volume of electrical lighting products sales due to a significant decrease from a major customer, whose store renovation schedule has been lengthened and whose parent company has been experiencing financial difficulties. The Registrant is actively pursuing alternative business areas and anticipates sales may remain constant or decline in 1996.

Cost of Product Sold

The cost of raw material, labor and purchased services are stable, with the exception of normal inflationary increases.
Cost of sales as a percentage of sales has decreased 3.5% due to the implementation of increases in certain market prices during 1995.

Research and Development Expenses

There have been no significant research and development expenses during the last two fiscal years.

Selling, General and Administrative Expenses

The selling, general and administrative expenses, exclusive of attorney fees, are stable. Attorney fees decreased in 1995 by approximately $4,000. The percentage of selling, general and administrative expense to sales has increased 6% in 1995 due to decreased sales volume with no feasible alternative for further reducing selling, general and administrative expense.

Interest and Financing Expense

The interest rate on the notes payable to related parties is prime plus 1% as it was in years previous to 1995.

Net Earnings

The Company's ability to increase profitability is dependent on a number of factors. The drop in gross sales volume at the lighting division is directly related to the decrease in business from its major customer, which is dependent on their recovery from the current industry recession. Increased sales volume through a wider customer base would have a salutary effect on profitability as well as the conclusion of litigation (as mentioned in Note 9 to the financial statements).
The sale of the land held for sale would also have a positive effect on net earnings.

Business in General

Backlogs existing for the electrical lighting products were approximately $500,000 and $1,000,000 as of December 31, 1995 and December 31, 1994, respectively. A portion of such backlog must await release instructions from the purchaser and can be held for some time. However, all of the backlog can be delivered within the current fiscal year.

The manufacture and sale of electrical lighting products and the manufacture and repair of electric motors and similar equipment are highly competitive. Numerous larger companies with greater resources compete with the Registrant in the market for these products. Sales of lighting products are directly affected by the level of industrial and commercial construction. The Registrant's sales of land investment in Puerto Rico are affected by the general economic conditions of Puerto Rico.

Registrant employs approximately 25 employees relating to the manufacture and sale of electric lighting products and approximately 10 employees relating to the manufacture and repair of electric motors and similar equipment and the distribution of electrical products. There are not expected to be significant changes in the number of employees in 1996.

         DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT


Fees are paid to non-employee directors at the rate of $100 per meeting.

The Board of Directors has no audit, nominating or compensation committees.

The Board of Directors held five meetings during the last fiscal year. None of the directors attended fewer than 70% of these meetings.

The following information is furnished with respect to each
director and executive officer:
                                       Shares
                                      Beneficially
Name and Position      Period         Owned as of    Percent
Presently Held         Served      February 28, 1996 of Class

Vincent E. Oswald      Director and             -0-     0.00%
Age 83                 Officer
Director, Chairman of Since January 9, 1969 the Board of the Company
(Father of Gretchen Oswald)

Gretchen Oswald        Director             396,952    54.02
Age 50                 Since April 18, 1982
Director, President    Chief Executive Officer
and Chief Executive    Since February 15, 1985
Officer of the Company
(Daughter of Vincent E. Oswald)

Fred Jacobs, Age 47    Director                 -0-     0.00
Director and Vice      and Officer
President of the       Since January 29, 1990
Company

Raymond F. Croushore   Director and Officer     -0-     0.00
Age 48                 Since December 27, 1995
Secretary and Treasurer
of the Company
(Formerly Controller for
Gregg Services, Pittsburgh,
PA 1978-1995)

Richard MacQuown       Director                 -0-     0.00
Age 76                 Since April 18, 1984
President of Tomsett
Consulting Associates, Inc.

            REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT
                           SINCE JANUARY 1, 1995




The following information is furnished with respect to the Chief Executive Officer and to each Director and Officer of the Company whose aggregate direct remuneration exceeded $100,000 for the fiscal year ended December 31, 1995 and with respect to all Directors and Officers of the Company as a Group. No Officer's or Director's aggregate direct remuneration exceeded $100,000.

   Capacities in      Name of Individual
Which Remuneration      or Number of     Aggregate Remuneration
      Received        Persons in Group    1995   1994    1993

President             Gretchen Oswald  $42,000  $42,000  $31,500

All Directors & Officers
As a Group                   (5)       $76,088 $112,300 $115,100

Shop Materials Company, a corporation in which all voting securities are owned by Vincent E. Oswald, received certain accounting services, office space, office staff, telephone, and management services from the Company and reimbursed the Company for such services.

In 1995, Shop Materials Company paid approximately $46,700 for such services. The Company believes that amounts received for such services and space are fair and reasonable and are as fair as amounts which would be received from non-affiliates for such services and space.

Gretchen Oswald has loaned the Company prior to December 31, 1995
$60,000 and $20,000 payable on demand with interest at 10% and 8%, respectively. There is no outstanding interest on these loans at December 31, 1995.

Vincent E. Oswald and Shop Materials Company have, from time to time prior to and including the fiscal year ended December 31, 1995, made various loans to the Company, payable upon demand with interest at the prime rate plus one (1%) percent. The present outstanding balance of such loans is $1,027,890. The terms of the loans are as favorable as the Company could have obtained from unrelated parties. The outstanding interest on the above loans to and including December 31, 1995 is $1,067,933.

Neither Mr. Oswald nor Shop Materials Company have charged the
Company interest on the accrued interest balance and have provided the Company flexibility in making payments on the interest.





                     REPORT OF INDEPENDENT ACCOUNTANTS


February 14, 1996



Board of Directors and Shareholders
Electric M & R, Inc.


We have audited the accompanying balance sheets of Electric M & R, Inc. as of December 31, 1995 and 1994, and the related statements of operations and accumulated deficit and cash flows for the years then ended, appearing on pages 10 through 19 of this Annual Report. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electric M & R, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





McCRORY & McDOWELL LLC
Pittsburgh, Pennsylvania

                            ELECTRIC M & R, INC.
                                BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994



                                     ASSETS
                                             1995           1994
Current Assets
   Cash and Cash Equivalents            $  11,790   $      7,463
   Accounts Receivable - Net of
     Allowance for Doubtful Accounts
     of $4,300 and $9,000, Respectively   141,308        434,001
   Inventories                            870,361        867,690
   Note Receivable                          3,671         53,320
   Other Current Assets                    36,747         43,736
                                        1,063,877      1,406,210
Property, Plant and Equipment
   Land and Improvements                   22,484         22,484
   Buildings and Improvements             787,936        786,051
   Machinery and Equipment              1,402,388      1,367,939
   Furniture and Fixtures                 193,047        188,848
                                        2,405,855      2,365,322
   Less:  Accumulated Depreciation      2,059,538      2,013,209
                                          346,317        352,113

Other Assets
   Real Estate Held for Sale              789,439        915,338

TOTAL ASSETS                        $   2,199,633   $  2,673,661

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
   Notes Payable - Demand           $      91,000   $       -0-
   Current Portion of Long-Term Debt       29,866        20,950
   Accounts Payable                       183,247       425,738
   Accrued Expenses                        52,741        15,745
   Notes Payable - Related Parties      1,107,890     1,281,104
   Accrued Interest - Related Parties   1,067,933     1,174,074
                                        2,532,677     2,917,611

Long-Term Debt                             18,082        26,649

Shareholders' Deficit
   Common Stock                           734,787       734,787
   Additional Paid-In Capital           1,486,440     1,486,440
   Accumulated Deficit                 (2,572,353)   (2,491,826)
                                         (351,126)     (270,599)

TOTAL LIABILITIES AND
   SHAREHOLDERS' DEFICIT            $   2,199,633   $ 2,673,661

See accompanying notes.

                          ELECTRIC M & R, INC.
           STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
            FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                             1995           1994

Net Sales                             $ 2,477,229    $ 3,503,817

Cost of Goods Sold                      2,089,074      3,079,016

Gross Profit                              388,155        424,801

Selling, General and Administrative       488,873        477,764

Operating Loss                           (100,718)       (52,963)

Other (Income) and Expense
   Interest Income                         (1,593)       (17,762)
   Other Income                           (68,321)       (32,307)
   Interest Expense                       131,484        106,981
   Sale of Land, Net of Costs and Expenses
   of $156,353 and $46,364, respectively (113,761)        16,363
   Gain from Mortgage Foreclosure             -0-       (141,384)
                                          (52,191)       (68,109)

Net Income (Loss) Before Provision
   for Income Taxes                       (48,527)        15,146
Provision for Income Taxes                 32,000          3,794

NET INCOME (LOSS)                     $   (80,527)   $    11,352


Net Income (Loss) Per Share
of Common Stock                            (.11)           .02



Number of Shares Used in
   Computing Earnings Per Share           734,787        734,787



Accumulated Deficit at
Beginning of Year                     $(2,491,826)   $(2,503,178)
Net Income (Loss)                         (80,527)        11,352

ACCUMULATED DEFICIT AT
  END OF YEAR                         $(2,572,353)   $(2,491,826)


See accompanying notes.

                         ELECTRIC M & R, INC.
                        STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


            INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                               1995         1994
Cash Flows from Operating Activities
Net Income (Loss)                        $  (80,527)  $   11,352
Adjustments to Reconcile Net Income
  (Loss) to Net Cash Provided by (Used in)
  Operating Activities:
    Depreciation                             57,221       58,085
    Gain from Mortgage Foreclosure              -0-     (141,384)
    Net Loss (Gain) on Sale of Real
      Estate Held for Sale                 (113,761)      16,363
    (Increase) Decrease in:
        Accounts Receivable                 292,693      (52,044)
        Inventories                          (2,671)     105,256
        Other Current Assets                  6,989      (14,625)
    Increase (Decrease) in:
        Accounts Payable                   (242,491)     178,809
        Accrued Expenses                     36,996       (2,857)
        Accrued Interest - Related Parties (106,141)     (60,470)
        Income Taxes Payable                    -0-      (40,545)
                                           (151,692)      57,940

Cash Flows from Investing Activities
    Payments for Capital Expenditures       (28,425)    (112,387)
    Payments for Real Estate Held for Sale -0- (36,348) Net Proceeds from Sale of Real Estate
       Held for Sale                        239,660        2,537
    Collection of Notes Receivable           49,649        5,026
                                            260,884     (141,172)

Cash Flows from Financing Activities
    Proceeds from Additional Borrowings      91,000      181,000
    Principal Payments on Long-Term Debt    (22,651)     (14,651)
    Principal Payments on Notes Payable -
      Related Parties                      (173,214)    (114,640)
                                           (104,865)      51,709

Net Increase (Decrease) in Cash and
  Cash Equivalents                            4,327      (31,523)

Cash and Cash Equivalents at
  Beginning of Year                           7,463       38,986

Cash and Cash Equivalents at
  End of Year                          $     11,790   $    7,463


See accompanying notes.

                          ELECTRIC M & R, INC.
                      NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    Inventories - Inventories are stated at the lower of cost
    (first-in, first-out method) or market.

    Property, Plant and Equipment - The cost of the assets is depreciated using straight-line and accelerated methods over their estimated useful lives for financial statement and tax return purposes.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  INVENTORIES

    Inventories consist of the following:
                                             1995          1994

        Raw Materials                  $  434,893    $  471,519
        Work in Progress                  183,191       197,443
        Finished Goods                    252,277       198,728
                                       $  870,361    $  867,690

3.  LINE OF CREDIT

    In 1994, the Company established a $150,000 line of credit with Dollar Bank. Borrowings bear interest at the bank's prime rate plus 1-1/2%. The line of credit is personally guaranteed by the principal shareholder of the Company. At December 31, 1995, $91,000 had been borrowed on the line of credit. At December 31, 1994 there were no borrowings under this arrangements.

4.  NOTES PAYABLE

    Demand notes payable to related parties in the amounts of $1,107,890 and $1,281,104 at December 31, 1995 and 1994,
    respectively, consist of amounts due officer-shareholders of the Company, and entities under their control. These notes and amounts bear interest at prime (8.5% at December 31, 1995) plus 1% with the exception of a $60,000 and a $20,000 note payable to an officer-shareholder at 10% and 8%, respectively. Accrued interest on these notes was $1,067,933 and $1,174,074 at December 31, 1995 and 1994, respectively.

5.  LONG-TERM DEBT

    Long-term debt consists of the following at December 31, 1995 and 1994:

    8% mortgage payable to an individual         1995        1994
    with final payment due March 15, 1997.
    The note is secured by a building.     $   26,649  $   47,599

    8.49% note payable to Dollar Bank with
    final payment due September 18, 1998.
    The note is secured by a vehicle.          21,299         -0-
                                               47,948      47,599
    Less:  Current Portion                     29,866      20,950

                                           $   18,082  $   26,649


    Aggregate maturities of long-term debt subsequent to December
    31, 1995 are as follows:

        By: December 31, 1996              $   29,866
            December 31, 1997                  11,774
            December 31, 1998                   6,308
                                           $   47,948

6.  RELATED PARTY TRANSACTIONS

    During 1995 and 1994 the Company charged an affiliated
    Company owned by an officer approximately $46,700 and $9,800, respectively, for administrative and management services.
    These amounts are included in other income.

    In addition, interest expense for the years ended December
    31, 1995 and 1994, pertaining to notes payable to related parties, amounted to approximately $120,674 and $104,000, respectively.

    During 1994, the Company purchased an office building from a relative of an officer for $62,250.

7.  ASSETS HELD FOR SALE

    The Company owns land in Puerto Rico which is being actively offered for sale. This land is recorded at the Company's cost, $557,439 and $582,861 at December 31, 1995 and 1994, respectively, which is estimated to be less than net realizable value.

    The Company owned rental property in Irwin, Pennsylvania which was being actively offered for sale. During 1996, management of the Company sold this property for $232,000.

8.  INCOME TAXES

    As required by FASB Statement No. 109, "Accounting for Income
    Taxes", the Company uses the liability method of accounting for income taxes.

    For Federal Income Tax reporting purposes, the Company has available $2,400,000 of net operating loss carryforwards as of December 31, 1995. If unused, these amounts will expire in varying amounts beginning in 1997 through 2010. For state income tax reporting purposes, the Company has $820,000 of net operating loss carryforwards as of December 31, 1995. If unused, these amounts will expire in varying amounts beginning in 1996 and 1997.

    These losses result in a deferred tax asset which has been reduced to zero by a valuation allowance due to a trend of minimal taxable income in prior years.

                                             1995           1994

        Deferred Tax Asset             $  891,000    $   912,000
        Valuation Allowance              (891,000)      (912,000)
                                       $      -0-    $       -0-

    Significant components of income tax expense from continuing operations consist of the following at December 31, 1995 and 1994:

        Current - State                $      -0-    $     3,794
        Puerto Rico                        32,000            -0-
                                       $   32,000    $     3,794

9.  LITIGATION

    On June 21, 1990, the Company was awarded damages of $1,009,000 from a former employee of the Company and his related entities. The judgement was the result of a long-standing suit by the Company against the former employee and his related entities. The Company is currently involved in a lis pendens action in order to collect the judgement.
    In 1992, the Company received $171,000 as settlement in a lawsuit with a financial institution related to the lawsuit against the former employee. The net proceeds were used to reduce a receivable in the amount of $44,016 with the remaining $126,984 recorded as income in 1992. The Company used the proceeds to purchase three first mortgages from the financial institution secured by three rental properties.
    The mortgagee of each of these properties was the former employee. The mortgagee defaulted on payment on all the mortgages. The Company took possession of these properties during 1994. The gain from mortgage foreclosure reflected in 1994 represents the market value of these properties, less the costs of acquisition. The properties were sold in 1995 and 1996.
    (See Note 7)

10. CONTINUING OPERATIONS

    At December 31, 1995 the Company had negative working capital of $1,468,800, and shareholders' deficit of $351,126. As discussed in Note 4 to the financial statements, the Company owes related parties in excess of $2.1 million in loans and accrued interest. In the past, the officer has not charged the Company interest on the portion of the debt representing accrued interest and has only demanded payment to the extent of available cash flow. Continued operations of the Company are dependent on receiving continued favorable financial assistance from the officer. The officer has represented that he will continue to provide this assistance. It is the intent of the Company that available proceeds from the sale of Real Estate Held for Sale will be used to liquidate this obligation.

11. CONCENTRATION OF CREDIT RISK

    The principal markets for electrical lighting products are firms engaged in the installation of electrical fixtures in construction projects and firms installing new or replacement electrical fixtures in their own facilities.

    The principal market for electric motors and related services is industry in the Western Pennsylvania area.

    The sole market for the Registrant's investment in real estate is in Luquillo, Puerto Rico.

    All customer receivables are unsecured.

12. COMMON STOCK

    Common stock has a stated value of $1 per share. There are 2,000,000 shares authorized, and 734,787 shares issued and outstanding at December 31, 1995 and 1994.

13. SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

    Non-cash investing and financing activities for the year ended December 31, 1995:

        Capital Expenditures                  $  51,425
        Cash Payments                           (28,425)
        Capital Expenditures Financed         $  23,000

    Non-cash investing and financing activities for the year ended December 31, 1994:

        Capital Expenditures                  $ 194,637
        Cash Payments                          (112,387)
        Capital Expenditures Financed         $  82,250

    During the year ended December 31, 1994, the Company foreclosed on mortgages receivable and recorded the property acquired as Real Estate Held for Sale.

        Real Estate Held for Sale             $ 332,477
        Mortgages Receivable                   (154,745)
        Net Expenses from Acquisition           (36,348)
        Gain from Mortgage Foreclosure        $ 141,384

    Interest paid during the years ended December 31, 1995 and 1994 totalled $237,625 and $157,619, respectively. Income taxes paid during the years ended December 31, 1995 and 1994 totalled $12,984 and $57,985, respectively.

14. BUSINESS SEGMENTS

    The Company operates principally in the following industries:
    (a) manufacture and sale of metal electrical lighting products; (b) manufacture and repair of electric motors and similar equipment. In addition, the Company is attempting to sell approximately 89 acres of land in Puerto Rico which is included on the balance sheet as Real Estate Held for Sale. The Company has no intersegment sales.

    Net sales to several customers in 1995 and 1994 each represented 10% or more of total net sales of each division.
    Net sales to these customers were approximately as follows:

                                              1995        1994
    Electrical Lighting Products:
        Customer A                     $  288,000  $   284,000
        Customer B                        686,000    1,512,000
        Customer C                        372,000      266,000
                                       $1,346,000  $ 2,062,000

    Manufacture and Repair of
       Electric Motors:
        Customer A                     $      -0-  $   119,000
        Customer B                        100,000          -0-
                                       $  100,000  $   119,000

    Operating income is comprised of total revenues less operating expenses. In computing operating income, the following items have been omitted: general corporate expenses; interest expense; and income taxes.

    Identifiable assets by industry are those assets that are used in the Company's operation in each industry. Corporate assets are principally cash, other receivables, and prepaid expenses.

                                Year Ended December 31, 1995
                                          Manufacture
                              Electrical  and Repair
                               Lighting   of Electric
                               Products     Motors       Total

    REVENUES:
    Net Sales to Major
      Customers             $1,346,000  $  100,000  $1,446,000
    Net Sales to Others        152,000     879,000   1,031,000
                            $1,498,000  $  979,000  $2,477,000

    Operating Income        $   49,000  $  141,000  $  190,000

    General Corporate Earnings                          70,000

    General Corporate Expenses                        (291,000)

    Sale of Land, Net of Cost and Expenses             113,000

    Income Taxes                                       (32,000)

    Interest Expense                                  (131,000)

       Net Loss                                     $  (81,000)

    Identifiable Assets at
    December 31, 1995       $  620,000  $ 738,000   $1,358,000

    Corporate Assets                                   841,000
                                                    $2,199,000

    Depreciation            $   30,000  $   27,000  $   57,000

    Capital Expenditures    $    7,000  $   44,000  $   51,000

                            Year Ended December 31, 1994
                                          Manufacture
                              Electrical  and Repair
                               Lighting   of Electric
                               Products     Motors       Total

    REVENUES:
    Net Sales to Major
      Customers              $2,062,000  $  119,000  $2,181,000
    Net Sales to others         331,000     991,000   1,322,000
                             $2,393,000  $1,110,000  $3,503,000

    Operating Income         $   56,000  $   85,000  $  141,000

    General corporate earnings                          191,000

    General corporate expenses                         (194,000)

    Sale of Land, Net of Cost
      and Expenses                                      (16,000)

    Income Taxes                                         (4,000)

    Interest Expense                                   (107,000)

    Net Income                                       $   11,000

    Identifiable assets at
      December 31, 1994      $  909,000  $ 745,000   $1,654,000

    Corporate assets                                  1,020,000

                                                     $2,674,000

    Depreciation             $   30,000  $  28,000   $   58,000

    Capital expenditures     $   80,000  $ 115,000   $  195,000

                                 EXHIBIT C

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM  10-QSB/A

                 QUARTERLY REPORT UNDER SECTION 13 OR 15 (D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 1996, Commission file number
0-4939



                                ELECTRIC M & R INC
                 (Name of small business issuer in its charter)

        Delaware                                                 25-1197808

  (State or other jurisdiction of                      (I. R. S. Employer
  incorporation or organization)                       Identification No.)

                        2025 Milford Drive, Bethel Park,
                     Allegheny County, Pennsylvania   15102
                    (address of principal executive offices)


Issuer's Telephone Number:                                412-831-6101

        Securities registered under section 12 (b) of the Exchange Act:
                                      NONE

           SECURITIES REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

                         Common Stock, $1.00 Par Value
                                (Title Of Class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15 (d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days.

                         Yes_____X_____ No___________


Registrant has one class of common stock as of September 30, 1996, the close of the period covered by the report; 734,787 shares were outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

     PART I   -   Financial Information      Pages -  1-10
     PART II  -   Other Information          Page  -  11

                              ELECTRIC M & R INC.
                               TABLE OF CONTENTS
                               September 30, 1996

                                   UNAUDITED

Part I     -    Financial Information

Balance Sheet             -September 30, 1996 and December 31, 1995.

Statement of Operations   -For the three months ended September 30, 1996
                           and 1995.
                           For the nine months ended September 30, 1996 and
                           1995.
Statement of Cash Flows   -For the three months ended September 30, 1996
                           and 1995.
                           For the nine months ended September 30, 1996 and 1995.

Notes to Financial Statements

Management's Discussion and Analysis



Part II  -  Other Information

     Item 1   -   Legal Proceedings
     Item 2   -   Not Applicable
     Item 3   -   Not Applicable
     Item 4   -   Not Applicable
     Item 5   -   Not Applicable
     Item 6   -   Exhibits and Report of Form 8-K

Part 1, Item l
                              ELECTRIC M & R INC.
                                 BALANCE SHEET
                                   Unaudited

ASSETS                                       SEPT.30, 1996    DEC. 31, 1995

Current Assets
    Cash and Cash Equivalents                 $74,138           $11,790
    Accounts Receivable-Net Allowance
      for Doubtful Accounts of $4,300         272,658           141,308
    Inventories-See Number 2                  837,570           870,361
    Note Receivable-Current                       -0-             3,671
    Other Current Assets                       36,778            36,747
                                           $1,221,144        $1,063,877

Property, Plant and Equipment
    Land                                       22,484            22,484
    Buildings                                 787,936           787,936
    Machinery and Equipment                 1,404,138         1,402,388
    Furniture and Fixtures                    199,874           193,047
                                           $2,414,432        $2,405,855
    Less:  Accumulated Depreciation        (2,098,232)       (2,059,538)
                                              316,200           346,317


Other Assets
    Assets Held For Resale                    509,277           789,439

                                           $2,046,621        $2,199,633

LIABILITIES & SHAREHOLDERS' EQUITY
    Notes Payable Demand                     $    -0-           $91,000
    Current Portion of Long Term Debt          18,128            29,866
    Notes Payable-Related Parties             836,581         1,107,890
    Accounts Payable                          252,491           183,247
Accrued Expenses:
    Salaries, Wages, Vacations & Taxes         24,160             8,741
    Interest-Related Parties                  781,998         1,067,933
Other:
    Land Deposits                              18,000            12,000
    Income Tax Payable                            -0-            32,000
                                           $1,931,358        $2,532.677

Long Term Debt                                  7,648            18,082

SHAREHOLDERS' EQUITY (DEFICIT)
    Common Stock, $1.00 Par Value;
    2,000,000 Shares Authorized;
    734,783 Shares Issued & Outstanding       734,787           734,787
    Additional Paid in Capital              1,486,440         1,486,440
    Accumulated Deficit                    (2,113,612)       (2,572,353)
                                              107,615          (351,126)
                                           $2,046,621        $2,199,633

Part 1, Item 2



                              ELECTRIC M & R INC.
                            STATEMENT OF OPERATIONS
                FOR THE THREE MONTHS ENDED SEPT.30, 1996 & 1995
                                   UNAUDITED

PROFIT AND LOSS INFORMATION        FOR THE 3 MONTHS ENDED SEPT. 30,

                                                1996             1995

REVENUES
    Net Sales-Manufacturing                 $529,971          $883,889
    Sales of Real Estate                         -0-               -0-
    Other Income                               5,746            31,481
                                          $  535,717          $915,370


COST AND EXPENSES
    Cost of Products Sold Manufacturing     $453,994          $713,668
    Cost of Real Estate Sold                     -0-               -0-
    Selling, General and Administrative      132,077           112,095
    Interest Expense                          20,352            25,078
Total Cost and Expenses                   $  606,423          $850,841

PROVISION FOR INCOME TAX
    Income Tax                             $(166,000)             $-0-


NET INCOME (LOSS)                           $ 95,294          $ 64,529

NET INCOME PER SHARE OF COMMON STOCK
(Based on 734,787 and 734,787 shares of common
    stock outstanding)                          $.13              $.09


                        PROFIT PER SHARE OF COMMON STOCK

Per Share data for the three months ended September 30, 1996 and 1995, are based upon the weighted average number of shares which were 734,787 and 734,787, respectively.

Part 1, Item 2



                              ELECTRIC M & R INC.
                            STATEMENT OF OPERATIONS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 & 1995
                                   UNAUDITED

PROFIT AND LOSS INFORMATION        FOR THE 9 MONTHS ENDED SEPTEMBER 30,

                                                1996             1995

REVENUES
    Net Sales-Manufacturing               $1,741,137        $1,994,674
    Sales of Real Estate                     973,000               -0-
    Other Income                              16,103            (3,632)
                                          $2,730,240        $1,991,042

COST AND EXPENSES
    Cost of Products Sold Manufacturing   $1,516,058        $1,672,019
    Cost of Real Estate Sold                 320,688             5,040
    Selling, General and Administrative      393,489           361,653
    Interest Expense                          73,264           101,816
Total Cost and Expenses                   $2,303,499        $2,140,528

PROVISION FOR INCOME TAX
    Income Tax                              $(32,000)             $-0-


NET INCOME (LOSS)                           $458,741         $(149,486)

NET INCOME PER SHARE OF COMMON STOCK
(Based on 734,787 and 734,787 shares of common
    stock outstanding)                         $ .62            $( .20)


                        PROFIT PER SHARE OF COMMON STOCK

Per Share data for the six months ended September 30, 1996 and 1995, are based upon the weighted average number of shares which were 734,787 and 734,787, respectively.

Part 1, Item 3                ELECTRIC M & R INC.
                            STATEMENT OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH
                                   UNAUDITED

           FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                                1996              1995
CASH FLOWS FROM OPERATING ACTIVITIES:
    Cash Received from Customers            $544,940          $700,860
    Cash Paid to Suppliers and Employees    (575,037)         (550,162)
    Interest Paid                            (16,941)          (59,622)
    Income Tax Paid                            6,370               -0-
    Net Cash Provided (Used) by Operating
     Activities                             $(40,668)          $91,076

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from Sale of Real Estate           $-0-           $ 2,000
    Closing Costs Paid On Real Estate Sales      -0-               -0-
    Deposits Received On Read Estate Sales     6,000               -0-
    Payments for Capital Expenditures         (4,154)          (27,588)
    Net Cash Provided (Used) By Investing     $1,846          $(25,588)
      Activities
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Additional Borrowings       $  -0-           $23,000
    Principal Payments on Notes Payable      (14,115)          (85,025)
    Net Cash Provided (Used) by
      Financing Activities                  $(14,115)         $(62,025)
Net Increase (Decrease) in Cash and
    Cash Equivalents                        $(52,937)           $3,463

Cash and Cash Equivalents at Beginning
    of Period                                127,075             5,801

CASH AND CASH EQUIVALENTS AT END OF PERIOD   $74,138           $ 9,264

                    RECONCILIATION OF NET INCOME TO NET CASH
                    PROVIDED (USED) BY OPERATING ACTIVITIES

Net Income                                   $95,294           $(3,392)
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
    (Increase) Decrease in:
    Accounts Receivable                        9,223            11,872
    Inventory                                (38,867)          (52,076)
    Notes Receivable                             -0-            34,649
    Other Current Assets                       7,080           (12,632)

    Increase (Decrease) in:
    Accounts Payable                          33,255           111,273
    Accrued Expenses                        (159,721)          (15,726)
    Depreciation Expenses                     13,068            17,108

     (Gain) / Loss on Sale of Real Estate        -0-               -0-

Net Cash Provided (Used) by Operating
     Activities                             $(40,668)         $ 91,076

Part 1, Item 3                ELECTRIC M & R INC.
                            STATEMENT OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH
                                   UNAUDITED

            FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                1996              1995
CASH FLOWS FROM OPERATING ACTIVITIES:
    Cash Received from Customers          $1,638,754        $2,252,473
    Cash Paid to Suppliers and Employees  (1,762,623)       (2,144,964)
    Interest Paid                           (359,199)         (121,485)
    Income Tax Paid                              -0-               -0-
    Net Cash Provided (Used) by Operating
     Activities                            $(483,068)         $(13,976)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from Sale of Real Estate       $973,000           $71,764
    Closing Costs Paid On Real Estate Sales  (40,526)          (41,156)
    Deposits Received On Real Estate Sales     6,000               -0-
    Payments for Capital Expenditures         (8,577)              -0-
    Net Cash Provided (Used) By Investing   $929,897           $30,608
      Activities
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Additional Borrowings    $  75,000          $143,000
    Principal Payments on Notes Payable     (459,481)         (157,831)
    Net Cash Provided (Used) by
      Financing Activities                 $(384,481)        $ (14,831)
Net Increase (Decrease) in Cash and
    Cash Equivalents                      $   62,348           $ 1,801

Cash and Cash Equivalents at Beginning
    of Period                                 11,790            $7,463

CASH AND CASH EQUIVALENTS AT END OF PERIOD   $74,138           $ 9,264

                    RECONCILIATION OF NET INCOME TO NET CASH
                    PROVIDED (USED) BY OPERATING ACTIVITIES

Net Income                                  $458,741         $(149,486)
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
    (Increase) Decrease in:
    Accounts Receivable                     (131,350)          208,969
    Inventory                                 32,791            (2,671)
    Notes Receivable                           3,671            49,649
    Other Current Assets                       (  31)           53,155

    Increase (Decrease) in:
    Accounts Payable                          69,244          (211,129)
    Accrued Expenses                        (302,516)           (8,263)
    Depreciation Expenses                     38,694            42,987

     (Gain) / Loss on Sale of Real Estate   (652,312)            2,813

Net Cash Provided (Used) by Operating
     Activities                            $(483,068)         $(13,976)

Part 1, Item 4
                              ELECTRIC M & R INC.
                         NOTES TO FINANCIAL STATEMENTS
         FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Cash and Cash Equivalents-The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

          Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

          Property, Plant and Equipment - The cost of the assets is depreciated using the straight-line and accelerated methods over their estimated useful lives for financial statement and tax return purposes.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    INVENTORIES

          Inventories consist of the following for 1996 and 1995:

         Raw Materials   $403,385        $434,893
         Work in Progress 192,390         183,191
         Finished Goods   241,795         252,277
                         $837,570        $870,361

3.    LINE OF CREDIT

      In 1994, the Company established a $150,000 line of credit with Dollar Bank. Borrowings bear interest at the bank's prime rate plus 1 1/2%. The line of credit is personally guaranteed by the principal shareholder of the Company. At December 31, 1995, there had been $91,000 borrowed on the line of credit. As of September 30, 1996, there is nothing due on the credit line.

4.    NOTES PAYABLE

      Demand notes payable to related parties in the amounts of $ 836,581 and $1,107,890 at September 30, 1996 and December 31, 1995, respectively, consist of amounts due officer-shareholders of the Company, and entities under their control. These notes and amounts bear interest at prime (8.25% at September 30, 1996 and 8.50% at December 31, 1995) plus 1% with the exception of a $60,000 note payable to an officer-shareholder at 10%, and a $20,000 notes payable to an officer-shareholder at 8%. Accrued interest on these notes was $781,998 and $1,067,933 at September 30, 1996 and December 31, 1995
      respectively.

Part 1, Item 4
                              ELECTRIC M & R INC.
                         NOTES TO FINANCIAL STATEMENTS
         FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

5.    LONG-TERM DEBT

      Long-term debt consists of the following at September 30, 1996 and December 31, 1995.
                                              1996          1995
      8% mortgage payable to an individual
      with final payment due March 15,1997.
      The note is secured by a building.   $ 9,804       $26,649

      8.49% note payable to Dollar Bank with
      final payment due September 18, 1998.
      The note is secured by a vehicle.     15,972        21,299
                                           $25,776       $47,948

      Less:  Current Portion                18,128        29,866
                                           $ 7,648       $18,082

      Aggregate maturities of long-term debt subsequent to December 31, 1995 are as follows:

         By:  December 31, 1996            $29,866
              December 31, 1997             11,774
              December 31, 1998              6,308
                                           $47,948

6.    RELATED PARTY TRANSACTIONS

      During 1996 and 1995 the Company charged an affiliated Company owned by an officer approximately $11,472 and $46,700 respectively, for administrative and management services. These amounts are included in other income.

      In addition, interest expense for the periods ended September 30, 1996, and December 31, 1995 pertaining to notes payable to related parties, amounted to approximately $63,970 and $120,674, respectively.

7.    ASSETS HELD FOR SALE

      The Company owns land in Puerto Rico that is being actively offered for sale. This land is recorded at the Company's cost, $509,277 and $557,439 at September 30, 1996 and December 31, 1995, respectively, which is estimated to be less than net realizable value.

      The Company owned rental property in Irwin, Pennsylvania which was being actively offered for sale. During 1996, management of the Company sold this property for $232,000.

Part 1, Item 4

                              ELECTRIC M & R INC.
                         NOTES TO FINANCIAL STATEMENTS
         FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

8.    INCOME TAXES

      Significant components of income tax expense (income) from continuing operations consist of the following at September 30, 1996 and 1995.

                                                  1996         1995

              Current - State                 $    -0-       $  -0-
                      - Puerto Rico           $(32,000)      $  -0-
                                              $(32,000)      $  -0-

      The income in 1996 is the result of reversing the accrued liability for the prior year.

      For Federal income tax reporting purpose, the Company has available approximately $2,400,000 of net operating loss carry forwards as of December 31, 1995. If unused, these will expire in varying amounts beginning in 1997 through 2010.

      For State income tax reporting purposes, the Company has $820,000 of net operating loss carry forwards as of December 31, 1995. If unused, these amounts will expire in varying amounts beginning in 1996 and 1997.

      For Puerto Rico income tax reporting purposes, the Company has $1,264,000 of net operating loss carry forwards as of December 31, 1995. If unused, these amounts will expire in varying amounts beginning in 1996 through 2002.

      These losses result in a deferred tax asset which has been reduced to zero by a valuation allowance due to a trend of minimal taxable income in prior years.

9.    LITIGATION

      On June 21, 1990, the Company was awarded damages of $1,009,000 from a former employee of the Company and his related entities. The judgement was the result of a long-standing suit by the Company against the former employee and his related entities. The
      Company is currently involved in several related lawsuits in order to collect the judgement. In 1992, the Company received $171,000 as settlement in a lawsuit with a financial institution related to the lawsuit against the former employee. The net proceeds were used to reduce a receivable in the amount of $44,016 with the remaining $126,984 recorded as income in 1992. The Company used the proceeds to purchase three first mortgages from the financial institution secured by three rental properties. The mortgagee of each of these properties was the former employee. The mortgagee defaulted payments on all the mortgages. The Company took possession of these properties during 1994. The properties were sold in 1995 and in 1996.

Part 1, Item 4

                              ELECTRIC M & R INC.
                         NOTES TO FINANCIAL STATEMENTS
         FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND DECEMBER 31, 1995


9.    LITIGATION (Continued)
      The Company is in the process of attempting to recover the outstanding award against the Company's former employee. Remaining assets of the employee have an estimated value of $200,000. The IRS has a claim against the employee for $400,000. The Company has reached an agreement with the IRS to split the proceeds of approximately $200,000. The spouse of the debtor has filed bankruptcy as an attempt to discharge the Company's claim which is being processed through a lis pendens lawsuit.

10.   COMMON STOCK

      Common stock has a stated value of $l per share. There are 2,000,000 shares authorized, and 734,787 shares issued and outstanding at September 30, 1996 and December 31, 1995.

Part 1, Item 5


                              ELECTRIC M & R INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
         FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND DECEMBER 31, 1995


MANAGEMENT'S DISCUSSION AND ANALYSIS

Revenues from manufacturing for the nine months ended September 30, 1996, were $1,741,137 compared to $1,994,674 for the same period in 1995. This represents a decrease in Revenues of $253,537. The declines in revenue are principally in the lighting division and approximately $100,000 is due to a decrease in orders from a major customer whose retail store renovations have been cut back. The remaining decline is attributed, in management's belief, to improvements in competitors products and pricing and, in management's belief, a lack of aggressiveness on the part of the Company's sales force. In an effort to bolster its marketing efforts, the Company replaced three salespersons with new employees it believes more fully embrace the Company's marketing philosophy.

Selling, general and administrative expenses for the nine months ended September 30, 1996, increased by approximately $31,800 for the previous year. This is the result of increased selling expenses in the third quarter and an increase in legal fees pertaining to the actions against the former employee mentioned in Note 9.

Gross margin for the nine months ended September 30, 1996 was 13% compared to 16% for the first nine months of 1995. This is due to the decline in sales for 1996, without the ability to further reduce the fixed manufacturing overhead.

Real estate sales netted a $652,312 profit. These proceeds have been used to reduce related party debt. Management believes both the terms and repayment schedule of the related party debt to be favorable to the company.

This resulted in net income of $458,741 for the nine months ended
September 30, 1996, compared to a loss of ($149,486) for the 1995 period. This is an increase of $608,227.

At September 30, 1996, the Company had negative working capital of approximately ($710,214). This is caused principally by amounts owed to related parties in excess of $1.6 million. The related parties continue to provide favorable financial assistance to the Company.

Management hereby affirms that the financial statements include all adjustments which, in the opinion of management, are necessary to make the financial statements not misleading.








Part 2, Item 1 & 6



                              ELECTRIC M & R INC.
                               OTHER INFORMATION
         FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

LEGAL PROCEEDINGS

     There have been no significant changes in the Company's legal proceedings during the nine months ended September 30, 1996.

EXHIBITS AND REPORT OF FORM 8-K

     No event occurred that required the registrant to file form 8-K during the nine months ended September 30, 1996.



SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                               Electric M & R Inc.
                                  Registrant


DATE 10/31/96                  /S/ GRETCHEN OSWALD
                               GRETCHEN OSWALD
                               PRESIDENT



DATE 10/31/96                  /S/ RAYMOND F. CROUSHORE
                               RAYMOND F. CROUSHORE
                               TREASURER